UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2023

New Asia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55410	45-0460095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Tras Street #01-03, Singapore	079019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65-6820-8885

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, Allister Lim, a member of the Board of Directors (the “Board”) of New Asia Holdings, Inc. (the “Company”), resigned as a member of the Board, effective immediately. Mr. Lin’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Also on March 3, 2023, the Board appointed Jose A. Capote as a member of the Board, to fill the vacancy created by Mr. Lim’s resignation. Mr. Capote will serve in such position until his earlier death, resignation or removal from office.

Mr. Capote, age 62, has served as the Company’s Vice President and Secretary since 2015. Mr. Capote has over 30 years of experience in project engineering, project development, and business development within the energy and environmental management, waste to energy, renewable/alternative energy, nuclear energy, and industrial/infrastructure markets.

Since 2001, Mr. Capote has been responsible for the implementation and management of large-scale waste to energy projects in Southeast Asia (Malaysia, Thailand), including MSW waste to energy, medical waste to energy, palm oil waste to energy and natural fibers. In 2001, he was the founding member of PEAT International Inc, a company specializing in the development and deployment of thermal plasma technology for the conversion of a wide range of industrial, municipal and hazardous wastes into useful resources and energy. in this company, he led technology transfer efforts with local specialty contractors in India and Taiwan and led the implementation of several waste to energy projects in India and Taiwan. From 1994 through approximately 2000, Mr. Capote was Senior Vice President for IDM Environmental Inc, a mid-sized U.S. public company, where he led in the development of the company’s business in the areas of hazardous and nuclear contaminated facility cleanups and decommissioning (including establishing as a leading provider of hands-on remediation/decommissioning services to the U.S. Department Of Energy and plant relocation services. Previously, Mr. Capote held several senior positions at Burns and Roe Inc, a large, multi-national, engineering and construction firm specializing in the design and construction of nuclear, conventional and waste to energy power plants. Mr. Capote received Engineering Science Degrees in Nuclear and Mechanical Engineering from Columbia University.

Although Mr. Capote does not have an employment or other written compensatory agreement with the Company, the Company agreed to pay Mr. Capote $18,000 per year for his services as Vice President and Secretary. Mr. Capote will receive no compensation for his services as a member of the Board. The balance due to Mr. Capote as of September 30, 2022 was $27,750, and was included in accounts payable and accrued liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date: March 6, 2023	By:	/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer